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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 STUPIDPC, INC.
             (Exact name of Registrant as Specified in Its Charter)



                      Georgia                                             58-2321232
    (State of incorporation or organization)                  (IRS Employer Identification No.)
6690 Jones Mill Court, Suite A, Norcross, Georgia                            30092
    (Address of principal executive offices)                               (Zip Code)




If this form relates to the registration of a class of             If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act           securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to General Instruction A.(c),            Act and is effective pursuant to General Instruction
please check the following box.  [ ]                               A.(d), please check the following box.  [X]
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               Securities Act registration statement file number
                     to which this form relates: 333-87353
                                                 ---------

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


        Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For information with respect to the common stock, no par value per share (the "Common Stock"), of StupidPC, Inc., a Georgia corporation (the
"Registrant"), see the information under the captions "Description of Capital
Stock" and "Market for Common Equity and Related Stockholder Matters" contained in the prospectus to be filed by the Company pursuant to Rule 424(b) and deemed a part of the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on September 17, 1999, as amended and as such Registration Statement may be amended further from time to time (as so amended, the "Form SB-2"). The prospectus is deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits are filed as a part of the Registration
Statement:

Exhibit
  No.       Description
-------     -----------
3.1         Revised and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Registration Statement on Form SB-2,
            Registration No. 333-87353).

3.2         Revised and Restated Bylaws (incorporated by reference to Exhibit
            3.2 of Registration Statement on Form SB-2, Registration No.
            333-87353).

4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form SB-2, Registration
            No. 333-87353).

4.2         See Exhibits 3.1 and 3.2 for provisions of the Articles of
            Incorporation and Bylaws of the Company defining rights of holders of the Company's Common Stock (incorporated herein by reference to
            Exhibits 3.1 and 3.2 to the Registrant's Form SB-2 Registration
            Statement File No. 333-87353).
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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   STUPIDPC, INC.
                                   (Registrant)


                                   By: /s/ Stephen B. Brannon
                                      ------------------------------------------
                                      Stephen B. Brannon, President and Chief
                                      Executive Officer


Date:  December 30, 1999